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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-2 of our report dated September 5, 2003 relating to the financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Philadelphia, PA
February 27, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS